                                                                     EXHIBIT 5.1


                                 ALSTON&BIRD LLP

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com


LAURA G. THATCHER      DIRECT DIAL: 404-881-7546    E-MAIL: LTHATCHER@ALSTON.COM

                                  July 21, 2005

Adams Respiratory Therapeutics, Inc.
425 Main Street
Chester, New Jersey 07930


           Re:       Registration Statement on Form S-8 --
                     Adams Respiratory Therapeutics, Inc. 1999 Long-Term Incentive Plan and Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan


Ladies and Gentlemen:

           We have acted as counsel to Adams Respiratory Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 5,981,112 shares of the Company's common stock, $0.01 par value (the "Shares"), consisting of Shares which may be issued by the Company upon the grant or exercise of awards pursuant to the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the "Incentive Plan"), and Shares which may be issued by the Company upon the exercise of outstanding stock options pursuant to the Adams Respiratory Therapeutics, Inc. 1999 Long-Term Incentive Plan (the "LTIP," and together with the Incentive Plan, the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and
Item 601(b)(5) of Regulation S-K.

           We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter, the Plans and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

           As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Bank of America Plaza             90 Park Avenue         3201 Beechleaf Court, Suite 600   601 Pennsylvania Avenue, N.W.
 101 South Tryon Street, Suite       New York, NY 10016           Raleigh, NC 27604-1062         North Building, 10th Floor
             4000                       212-210-9400                   919-862-2200               Washington, DC 20004-2601
   Charlotte, NC 28280-4000           Fax: 212-210-9444              Fax: 919-862-2260                  202-756-3300
         704-444-1000                                                                                 Fax: 202-756-3333
       Fax: 704-444-1111

July 21, 2005
Page 2


           Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

           This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

           Based on the foregoing, it is our opinion that the Shares to be issued under the Plans, are duly authorized and, when issued by the Company in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

           We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                  ALSTON & BIRD LLP


                                  By: /s/ Laura G. Thatcher
                                      --------------------------
                                      Laura G. Thatcher, Partner